UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2007

PLAYTEX PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12620	51-0312772
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Nyala Farms Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

(203) 341-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            Other Events.

On September 20, 2007, Playtex Products, Inc. (the “Company”) issued a press release announcing the results, as of September 19, 2007 (the “Consent Date”), of its previously announced tender offers to holders of its 8% Senior Secured Notes due 2011(the “8% Notes”) and 9 3/8% Senior Subordinated Notes due 2011 (together with the 8% Notes, the “Notes”).  The press release also announces the pricing terms of the 8% Notes validly tendered as of the Consent Date.  The closing of the tender offers are conditioned upon, among other things, the closing of the transactions contemplated by the Agreement and Plan of Merger, dated as of July 12, 2007, among the Company, Energizer Holdings, Inc. (“Energizer”) and ETKM, Inc., a wholly-owned subsidiary of Energizer (the “Merger Agreement”).  The Company and Energizer intend for the tender offers and the merger contemplated by the Merger Agreement to close simultaneously.  Energizer will provide funding for the payment of all Notes properly tendered pursuant to the terms of the tender offers.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits.

(d)	Exhibits.

99.1                                                               Press release dated September 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAYTEX PRODUCTS, INC.
(Registrant)

Date: September 25, 2007
	By:	/s/ Paul E. Yestrumskas
		Name:	Paul E. Yestrumskas
		Title:	Vice President, General Counsel and
Secretary